                                                                    EXHIBIT 99.1

DATE: February 9, 2006

FROM:
DURA Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309

Keith R. Marchiando (248) 299-7500

FOR IMMEDIATE RELEASE

            DURA AUTOMOTIVE REPORTS FOURTH QUARTER AND FULL-YEAR 2005
                    RESULTS AND ANNOUNCES RESTRUCTURING PLAN

     ROCHESTER HILLS, Mich., February 9-- DURA Automotive Systems, Inc. (Nasdaq:
DRRA), today reported revenues of $564.4 million for the fourth quarter ended December 31, 2005 compared to $582.8 million in the prior year quarter. Net income for the quarter was $10.3 million, or $0.54 per diluted share, compared to net income of $1.9 million, or $0.10 per diluted share, in the prior year quarter. DURA's adjusted income from continuing operations for the quarter, which excludes facility consolidation charges, a gain on retirement of debt and the favorable settlement of certain environmental matters totaled $0.9 million, or $0.05 per diluted share, compared to income of $4.8 million, or $0.26 per diluted share, in the prior year quarter. Adjusted EBITDA for the quarter was $46.6 million compared to $46.5 million in the prior year quarter. A reconciliation of adjusted income from continuing operations and adjusted EBITDA to the most directly comparable GAAP measures is set forth below.

     "Although our fourth quarter and full year results came in within our expectations, these results are not acceptable and we need to continue to focus our efforts on changing DURA going forward," said Larry Denton, chairman and chief executive officer of DURA Automotive.

     The decrease in fourth quarter revenue from the prior year was driven primarily by lower North American automotive production by the domestic OEM's and the negative impact of foreign currency exchange. Partially offsetting these decreases was the strength of the recreation vehicle industry. Fourth quarter income from continuing operations increased from the prior year as net raw material cost improvements and the favorable resolution of certain environmental matters offset the impact of the lower domestic OEM automotive volumes.

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DURA Automotive Systems, Inc.
February 9, 2006
Page 2


     The $5.2 million pre tax facility consolidation charge for the quarter relates primarily to the previously announced headcount reductions associated with DURA's plan to migrate to one enterprise resource planning system and the continuation of the restructuring actions in North America and Germany.

     During the fourth quarter of 2005, DURA took the opportunity to reduce its Subordinated Notes by $49 million. This decision is consistent with its long-term debt reduction strategy. Dura spent $31 million of cash, resulting in a gain on retirement of debt of $18 million in the quarter.

FULL-YEAR RESULTS

     For the year ended December 31, 2005, revenue totaled $2.3 billion compared to $2.5 billion in 2004. Net income for the year ended December 31, 2005 was $1.8 million, or $0.10 per diluted share, compared to net income of $11.7 million, or $0.62 per diluted share, in the prior year. DURA's adjusted loss from continuing operations for the year ended December 31, 2005, which excludes facility consolidation charges, a net gain on retirement of debt and the favorable resolution of certain environmental matters, totaled $6.4 million, or $0.34 per diluted share; as compared to adjusted income from continuing operations of $29.4 million, or $1.56 per diluted share, in the same period last year. Adjusted EBITDA for the year ended December 31, 2005 was $170.9 million compared to $210.9 million in the prior year. This was within the range of DURA's previously released guidance.

RESTRUCTURING PLAN

     Denton continued, "We have made progress toward achieving our organic growth and worldwide cost leadership goals over the past three years, however, we are not moving fast enough. We must accelerate our growth and profitability enhancement plans to meet our strategic goals by 2008. Over the next two years, DURA will complete a significant restructuring of our worldwide operations designed to enhance performance optimization, worldwide efficiency and financial results."

     The restructuring plan will impact over 50 percent of DURA's worldwide operations either through product movement or facility closures. DURA will complete this action by year end 2007. In addition, DURA's purchasing organization will aggressively cut costs throughout its supply chain resulting in a significant reduction of annual purchasing costs.

     Cash costs for the restructuring plan are expected to be approximately $100 million. These costs will relate primarily to employee severance, capital investment, facility closure and product move costs. The majority of these expenditures will occur by year end 2007. DURA expects a three year payback on the investment. The savings are expected primarily through a lower average global wage rate, lower cost of purchased materials and operating efficiencies gained as a result of the facility consolidations and reorganizations.

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DURA Automotive Systems, Inc.
February 9, 2006
Page 3


     "We will finance the restructuring plan with cash on hand and availability under our existing revolving credit facility," said Keith Marchiando, chief financial officer of DURA Automotive. "The liquidity package that we put in place in May 2005 gives us ample liquidity to fund this necessary restructuring plan along with our on going operating cash requirements."

CONFERENCE CALL

     A conference call to review the fourth-quarter and full-year results is scheduled for February 9, 2006 at 11 a.m. ET. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A recording of this call also will be available until 6 p.m. ET on Thursday, February 16, 2006 by dialing (303) 590-3000, passcode 11050774.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

     DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. The company is also a leading supplier of similar products to the recreation vehicle (RV) and specialty vehicle industries. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income (loss) from continuing operations" and "adjusted EBITDA" (non-GAAP financial measures). Adjusted income from continuing operations represents income from continuing operations adjusted for facility consolidation and other charges, net, the favorable settlement of certain environmental matters and gain on retirement of debt, net. Adjusted EBITDA represents income from continuing operations adjusted for facility consolidation and other charges, a gain on retirement of debt, the favorable resolution of certain environmental matters, interest, amortization, depreciation and taxes. Management believes that adjusted income from continuing operations and adjusted EBITDA are useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income (loss) from continuing operations and adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income (loss) from continuing operations and adjusted EBITDA, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

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DURA Automotive Systems, Inc.
February 9, 2006
Page 4


Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.

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DURA Automotive Systems, Inc.
February 9, 2006
Page 5


                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                          Three Months Ended     Twelve Months Ended
                                                             December 31,           December 31,
                                                         -------------------   -----------------------
                                                           2005       2004        2005         2004
                                                         --------   --------   ----------   ----------
Revenues                                                 $564,404   $582,802   $2,344,139   $2,492,543
Cost of sales                                             496,827    521,624    2,086,421    2,214,113
                                                         --------   --------   ----------   ----------
   Gross profit                                            67,577     61,178      257,718      278,430
Selling, general and administrative expenses               36,860     33,156      155,901      150,489
Facility consolidation, asset impairments and other
   charges                                                  5,247      3,730       11,397       21,817
Amortization expense                                          117        111          434          445
                                                         --------   --------   ----------   ----------
   Operating income                                        25,353     24,181       89,986      105,679
Interest expense, net                                      25,631     22,840      100,021       89,535
Gain on retirement of debt                                (18,154)        --      (14,805)          --
                                                         --------   --------   ----------   ----------
   Income from continuing operations before
      provision for income taxes and minority interest     17,876      1,341        4,770       16,144
Provision (benefit) for income taxes                        7,551       (621)       2,687        3,672
                                                         --------   --------   ----------   ----------
   Income from continuing operations
      before minority interest                             10,325      1,962        2,083       12,472
   Minority interests in income                               (67)        --         (177)          --
                                                         --------   --------   ----------   ----------
   Income from continuing operations                       10,258      1,962        1,906       12,472
Income (loss) from discontinued operations                     14        (50)         (92)        (749)
                                                         --------   --------   ----------   ----------
   Net income                                            $ 10,272   $  1,912   $    1,814   $   11,723
                                                         ========   ========   ==========   ==========
Basic earnings per share:
   Income from continuing operations                     $   0.55   $   0.10   $     0.10   $     0.67
   Discontinued operations                                     --         --           --        (0.04)
                                                         --------   --------   ----------   ----------
      Net income                                         $   0.55   $   0.10   $     0.10   $     0.63
                                                         ========   ========   ==========   ==========
Basic shares outstanding                                   18,769     18,626       18,709       18,508
                                                         ========   ========   ==========   ==========
Diluted earnings per share:
   Income from continuing operations                     $   0.54   $   0.10   $     0.10   $     0.66
   Discontinued operations                                     --         --           --        (0.04)
                                                         --------   --------   ----------   ----------
      Net income                                         $   0.54   $   0.10   $     0.10   $     0.62
                                                         ========   ========   ==========   ==========
Diluted shares outstanding                                 20,068     18,828       18,849       18,868
                                                         ========   ========   ==========   ==========
Capital expenditures                                     $ 33,891   $ 23,245   $   78,581   $   67,208
Depreciation                                             $ 17,615   $ 18,519   $   79,078   $   82,943

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DURA Automotive Systems, Inc.
February 9, 2006
Page 6

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
                                 ADJUSTED EBITDA
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                       Three Months Ended   Twelve Months Ended
                                                          December 31,          December 31,
                                                       ------------------   -------------------
                                                         2005       2004      2005       2004
                                                       --------   -------   --------   --------
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS
Income from continuing operations
   before minority interest                            $ 10,325   $ 1,962   $  2,083   $ 12,472
Facility consolidation and other charges, net             3,320     2,876      7,326     16,951
Favorable settlement of environmental matters,
   net                                                   (1,132)       --     (6,375)        --
Gain on retirement of debt, net                         (11,619)       --     (9,476)        --
                                                       --------   -------   --------   --------
   Adjusted income (loss)
      From continuing operations                       $    894   $ 4,838   $ (6,442)  $ 29,423
                                                       ========   =======   ========   ========
Basic earnings (loss) per share:
   Adjusted income (loss) from continuing operations   $   0.05   $  0.26   $  (0.34)  $   1.59
                                                       ========   =======   ========   ========
Basic shares outstanding                                 18,769    18,626     18,709     18,508
                                                       ========   =======   ========   ========
Diluted earnings (loss) per share:
   Adjusted income (loss) from continuing operations   $   0.05   $  0.26   $  (0.34)  $   1.56
                                                       ========   =======   ========   ========
Diluted shares outstanding                               18,779    18,828     18,709     18,868
                                                       ========   =======   ========   ========

ADJUSTED EBITDA
Operating Income                                       $ 25,353   $24,181   $ 89,986   $105,679
Amortization expense                                        117       111        434        445
Depreciation expense                                     17,615    18,519     79,078     82,943
Facility consolidation and other charges                  5,247     3,730     11,397     21,817
Favorable settlement of environmental matters            (1,768)       --     (9,960)        --
                                                       --------   -------   --------   --------
   Adjusted EBITDA                                     $ 46,564   $46,541   $170,935   $210,884
                                                       ========   =======   ========   ========

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DURA Automotive Systems, Inc.
February 9, 2006
Page 7

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                         December 31,   December 31,
                                                             2005           2004
                                                         ------------   ------------
                        Assets
Current assets:
   Cash and cash equivalents                              $  101,889     $  191,568
   Accounts receivable, net                                  291,119        273,956
   Inventories, net                                          132,148        149,834
   Current portion of derivative instruments                      --          7,746
   Other current assets                                      107,650         92,016
                                                          ----------     ----------
      Total current assets                                   632,806        715,120
Property, plant and equipment, net                           458,258        487,106
Goodwill, net                                                854,296        903,584
Noncurrent portion of derivative instruments                      --         10,601
Deferred income taxes and other assets, net                  129,212        107,510
                                                          ----------     ----------
                                                          $2,074,572     $2,223,921
                                                          ==========     ==========

       Liabilities and Stockholders' Investment
Current liabilities:
   Accounts payable                                       $  265,560     $  270,341
   Accrued liabilities                                       178,150        187,254
   Current maturities of long-term debt                        3,473          2.968
                                                          ----------     ----------
      Total current liabilities                              447,183        460,563
                                                          ----------     ----------
Long-term debt, net of current maturities                    171,577        150,898
Senior notes                                                 400,000        400,000
Subordinated notes                                           523,906        589,469
Mandatorily redeemable convertible trust
   preferred securities                                       55,250         55,250
Senior notes - hedging mark-to-market value adjustment       (10,781)        18,347
Minority Interests                                             4,864             --
Other noncurrent liabilities                                 142,859        141,903
Stockholders' investment:
   Common stock - Class A                                        188            186
   Additional paid-in capital                                351,994        351,571
   Treasury stock                                             (1,948)        (2,513)
   Retained deficit                                          (91,528)       (93,342)
   Accumulated other comprehensive income                     81,008        151,589
                                                          ----------     ----------
      Total stockholders' investment                         339,714        407,491
                                                          ----------     ----------
                                                          $2,074,572     $2,223,921
                                                          ==========     ==========

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